SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2008 (January 16, 2008)

VICTORY DIVIDE MINING COMPANY
(Exact name of registrant as specified in Charter)

Nevada	0-52127	20-4136884
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

NO. 99 FANRONG STREET, JIXIAN COUNTY
SHUANG YA SHAN CITY
HEILONGJIANG PROVINCE
CHINA, 155900
TELEPHONE: 86-469-469300
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On January 16, 2008, Victory Divide Mining Company (the “Company”) dismissed Samuel H. Wong & Company, LLP as its principal independent accountant following the board resolution dated January 16, 2008. Samuel H. Wong & Company, LLP was retained by the Company on October 1, 2006 and through the date of this current report on Form 8K, Samuel H. Wong & Company, LLP issued reports on the Company’s financial statements for the three years ended December 31, 2006 and reviewed the Company’s interim financial statements for the nine months ended September 30, 2007. The reports did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Samuel H. Wong & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Samuel H. Wong & Company, LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

We provided Samuel H. Wong & Company, LLP with a copy of this disclosure before filing our Form 8K with the SEC. We requested f Samuel H. Wong & Company, LLP furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements, but Samuel H. Wong & Company, LLP did not provide the Company with the requested letter despite our repeated effort. In order to avoid any further delay, the Company decided to file this Current Report on Form 8-K without the letter addressed to the SEC from Samuel H. Wong & Company, LLP on January 17, 2008. We received such letter on February 27, 2008. A copy of such letter, dated February 26, 2008 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On January 16, 2008, the Company retained Albert Wong & Company, LLP to serve as its principal independent accountant. The Company’s board of directors approved the decision to dismiss Samuel H. Wong & Company, LLP as the Company’s principal independent accountant and to retain Albert Wong & Company, LLP to serve as the Company’s principal independent accountant.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

16.1	Letter of Samuel H. Wong & Company, LLP, dated February 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By Order of the Board of Directors,

February 28, 2008	/s/ Shulin Liu
Chief Executive Officer